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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K
                                Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 17, 1997


                          SOUTHWEST GAS CORPORATION
            (Exact name of registrant as specified in its charter)


            California                  1-7850            88-0085720
  (State or other jurisdiction of    (Commission       (I.R.S. Employer
  incorporation or organization)     File Number)     Identification No.)

     5241 Spring Mountain Road
       Post Office Box 98510
         Las Vegas, Nevada                              89193-8510
(Address of principal executive offices)                (Zip Code)


      Registrant's telephone number, including area code: (702) 876-7237




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Item 5.     Other Events

See the following press release dated September 17, 1997, announcing the retirement of Kenny C. Guinn as a director and chairman of the Southwest Gas Corporation Board of Directors and the appointment of Thomas Y. Hartley as chairman.

Guinn Retires as Southwest Gas Board Chairman; Hartley Appointed

LAS VEGAS -- Kenny C. Guinn today announced his retirement as a director and chairman of Southwest Gas Corporation's Board of Directors. Guinn said the announcement is tied to his decision to seek political office in Nevada.

Guinn's association with Southwest Gas dates back to 1981, when he was selected to serve on the company's board of directors. Since then, he has been involved in the company's operations. He was appointed president and chief operating officer in 1987, chairman and chief executive officer in 1988, and upon his retirement as an employee of the company in 1993, was elected chairman of the board of directors.

Following Guinn's retirement announcement, the board of directors appointed Thomas Y. Hartley as chairman. Hartley, 64, has been a company director since 1991. He is a graduate of Ohio University and was employed by Deloitte Haskins and Sells (now Deloitte & Touche) for almost 30 years prior to his retirement as a managing partner in charge of the Las Vegas, Reno, Phoenix and Tucson offices. He is actively involved in numerous business and civic
activities throughout southern Nevada.   He is a past chairman of the
University of Nevada, Las Vegas Foundation and the Nevada Development Authority, and past president of the Las Vegas Founders Club, the Las Vegas Founders Golf Foundation, and the Boulder Dam Area Council of the Boy Scouts of America. He is also a director of Rio Hotel and Casino, Inc. and Sierra Health Services, Inc.

Following his appointment, Hartley praised his predecessor's contributions to the company. "Kenny Guinn's service to Southwest Gas in management and on the board of directors has been invaluable. He has helped guide the company through a period of unprecedented growth and change, and has done so with remarkably good judgment and common sense. We wish him well as he pursues another exciting new challenge."

Hartley's appointment continues the board's practice of electing independent directors to serve as the chairman of the board.

"An outside chairman provides a valuable independent perspective to the board," said President and Chief Executive Officer Michael O. Maffie. "Tom Hartley brings to the table not only an extensive knowledge of Southwest Gas but a wealth of experience and expertise in other business environments. Those attributes will serve Southwest Gas and its shareholders well as the company faces the challenges of a rapidly changing, increasingly competitive natural gas industry."


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Southwest Gas provides natural gas service to approximately 1.1 million customers in Arizona, Nevada and California. Its service territory encompasses some of the fastest-growing areas of the nation.



                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       SOUTHWEST GAS CORPORATION

                                                 /s/ Edward A. Janov
                                      ----------------------------------------
Date: September 17, 1997                           Edward A. Janov
                                            Vice President/Controller and
                                               Chief Accounting Officer


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